                                                                       Form 10-Q

                                                                      Exhibit 12



                     E. I. DU PONT DE NEMOURS AND COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in millions)

                                                   Three Months                         Years Ended December 31
                                                                    ----------------------------------------------------------------
                                                      Ended
                                                  March 31, 2001    2000         1999         1998            1997          1996
                                                  --------------    ----         ----         ----            ----          ----
Income from Continuing Operations
   Before Extraordinary Item and
   Cumulative Effect of Change In
   Accounting Principle                              $   484      $ 2,314      $   219      $ 1,648         $ 1,432       $ 2,931
Provision for Income Taxes                               272        1,072        1,410          941           1,354         1,416
Minority Interests in Earnings of
   Consolidated Subsidiaries                               3           61           61           24              43            40
Adjustment for Companies Accounted
    for by the Equity Method                             (16)        (109)          33          (39)            936(a)         82
Capitalized Interest                                     (16)         (69)        (107)        (120)            (80)          (70)
Amortization of Capitalized Interest                      16           65           88(b)        65(b)           82(b)        127(b)
                                                     -------      -------      -------      -------         -------       -------

                                                         743        3,334        1,704        2,519           3,767         4,526
                                                     -------      -------      -------      -------         -------       -------

Fixed Charges:
   Interest and Debt Expense -
      Continuing Operations                              178          810          535          520             389           409
   Interest and Debt Expense -
      Discontinued Operations(c)                          --           --          180          304             252           304
   Capitalized Interest - Continuing
      Operations                                          16           69          107          120              80            70
   Capitalized Interest - Discontinued
      Operations(c)                                       --           --            3           78              90            73
   Rental Expense Representative of
      Interest Factor                                     18           70           66           71              83            80
                                                     -------      -------      -------      -------         -------       -------

                                                         212          949          891        1,093             894           936
                                                     -------      -------      -------      -------         -------       -------

Total Adjusted Earnings Available for
   Payment of Fixed Charges                          $   955      $ 4,283      $ 2,595      $ 3,612         $ 4,661       $ 5,462
                                                     =======      =======      =======      =======         =======       =======
Number of Times Fixed Charges Earned                     4.5          4.5          2.9          3.3             5.2           5.8
                                                     =======      =======      =======      =======         =======       =======

___________________________________
(a) Includes write-off of Purchased In-Process Research and Development associated with acquisition of 20% interest in Pioneer Hi-Bred International, Inc.
(b) Includes write-off of capitalized interest associated with divested businesses.
(c)  Divestiture of Conoco Inc. was completed August 6, 1999.

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